                                                                     [STAMP]

                                    ARTICLES OF MERGER

     The undersigned corporations, pursuant to RCW 23B.11.050, hereby execute in triplicate the following Articles of Merger, pertaining to the merger ("Merger") of Bow-Flex of America, Inc., a California corporation ("Bow-Flex") and Stratford Software Corporation, a corporation organized under the laws of Wyoming ("Stratford") into and with Stratford Software Corporation, USA, a Washington corporation and a wholly-owned subsidiary of Stratford ("Subsidiary").

     1. The merging corporations shall be merged into a single corporation by Bow-Flex and Stratford merging into and with the Subsidiary (the Surviving Corporation) which shall survive the merger pursuant to the provisions of RCW 23B.11.010 ET SEQ. The Agreement and Plan of Merger (the "Plan") is attached hereto as Exhibit A and incorporated herein by this reference.

     2. As to each of the undersigned corporations, the number of outstanding shares is as follows:


        Name of
      Corporation       Number of Shares Outstanding
      -----------       ----------------------------
       Bow-Flex         Common stock (no par value)        1,015,200
                        Total                              1,015,200

       Stratford        Common (no par value)              3,592,267
                        Preferred Stock ($1.00 par value)      0
                        Total                              3,592,267

       Subsidiary       Common stock                           1
                        Total                                  1

     3. As to each of the applicable undersigned corporations, the total number of shares voted for and against the Plan respectively, is as follows:


           Name of
         Corporation    Class        For      Against     Total Shares
         -----------    -----        ---      -------     ------------
         Bow-Flex       Common      957,376      0         957,376

           Total                    957,376      0         957,376

         Stratford      Common      885,533    6,285       891,818

           Total                    885,533    6,285       891,818

       Subsidiary    Common        1      0                    1

            Total                  1      0                    1

       4. The adoption of the Plan and the performance of its terms were duly adopted, approved and authorized by the Board of Directors and Shareholders of the Subsidiary pursuant to RCW 23B.11.010 and RCW 23B.11.030, respectively, and by the Board of Directors and Shareholders of Stratford and Bow-Flex pursuant to RCW 23B.11.070. All other necessary corporate action has been taken to effectuate the merger outlined in such Plan.

       5. The Articles of Merger may be executed in one or more counterparts, all of which shall be considered one and the same document, and shall become a binding document when one or more counterparts have been signed by each of the undersigned corporations.

                                          BOW-FLEX OF AMERICA, INC.


                                          By /s/ Roland Wheeler
                                             ----------------------------------
                                              Roland Wheeler
                                              Its Secretary and Chief Financial
                                              Officer

                                          STRATFORD SOFTWARE CORPORATION


                                          By /s/ Thompson Joseph McKie
                                             ----------------------------------
                                               Thompson Joseph McKie
                                               Its President

                                          STRATFORD SOFTWARE CORPORATION, USA


                                          By /s/ Thompson Joseph McKie
                                             ----------------------------------
                                               Thompson Joseph McKie
                                               Its President